EXHIBIT 1

                             JOINT FILING AGREEMENT

                    Each of the undersigned (hereinafter collectively referred to as the "Reporting Persons") hereby agrees to file jointly a Schedule 13D and any amendments thereto relating to the Common Stock, par value $0.01 per share, of Quintiles Transnational Corp., a North Carolina corporation, as permitted by Rule 13d-1 of the Securities Exchange Act of 1934, as amended. Each of the Reporting Persons agrees that the information set forth in such Schedule 13D any amendments thereto with respect to such person will be true, complete and correct as of the date of such Schedule 13D or such amendment to the best of such Reporting Person's knowledge and belief after reasonable inquiry. Each of the Reporting Persons makes no representation as to the accuracy or adequacy of the information set forth in such Schedule 13D and any amendments thereto with respect to any other Reporting Person. Each of the reporting Persons shall promptly notify the other Reporting Persons is any of the information set forth in such Schedule 13D shall be or become inaccurate in any material respect or if he or it learns of information which would require an amendment to such Schedule 13D.

                    IN WITNESS WHEREOF, the parties hereto have set forth their hand as of the 6th day of December, 1996.

                                             HSBC Private Equity
                                               Investments Limited

                                             By: /s/ Vincent G. O'Brien
                                                Title: Finance Director

                                             HSBC Equity Limited

                                             By: /s/ Vincent G. O'Brien
                                                Title: Finance Director

                                             HSBC Private Equity Europe
                                               Limited

                                             By: /s/ Vincent G. O'Brien
                                                Title: Finance Director

                                             HSBC Investment Bank Plc

                                             By: /s/ Richard W. Quinn
                                                Title: Company Secretary


                                             HSBC Investment Bank Holdings
                                              Plc

                                             By: /s/ Richard W. Quinn
                                                Title: Company Secretary

                                             HSBC Holdings Plc

                                             By: /s/ Ralph G. Barber
                                                Title: Company Secretary


                                             Lloyds Development Capital
                                               Limited

                                             By: /s/ Patrick Sellers
                                                Title: Director

                                             MSS Nominees Limited

                                             By: /s/ Shawn Bryant
                                                Title: Company Secretary

                                             General Accident Executor
                                               and Trustee Company Limited

                                             By: /s/ R.A. Whitaker
                                                Title: Group Secretary